Exhibit 99.1

For Immediate Release on August 10, 2015

Frisch's Restaurants, Inc. Distributes Proxy Materials for Shareholder Approval of $34.00 Per Share Offer from Private Equity Fund

Cincinnati, OH, August 10, 2015 – Frisch’s Restaurants, Inc. (NYSE MKT: FRS) today announced that it had distributed proxy materials and a notice of a Special Shareholders’ Meeting to all of its shareholders. The Special Shareholders’ Meeting is scheduled for August 24, 2015. The purpose of the shareholder meeting is to obtain the shareholders’ approval of a merger transaction that would pay each shareholder $34.00 per share of common stock owned.

The planned transaction was previously announced on May 22, 2015 when Frisch's Restaurants, Inc. ("Frisch's") entered into an Agreement and Plan of Merger (the "Merger Agreement") to be acquired by an affiliate of NRD Partners I, L.P., a newly-formed private equity fund. Frisch’s Board of Directors has unanimously recommended that Frisch’s shareholders’ approve the proposed transaction.

“The transaction is a great opportunity for the Company, its current shareholders and employees. The price being offered represents the results of an earnest and thoughtful negotiation process,” said Craig Maier, Frisch’s Chief Executive Officer. “The Company has been guided by three generations of my family and by the contributions of our dedicated employees,” he added. Mr. Maier will retire when the transaction is closed.

The Company has retained MacKenzie Partners, Inc. as proxy solicitor to assist it in connection with its upcoming Special Shareholders’ Meeting. Shareholders who have questions about the merger, who need additional copies of the Company's proxy materials, or need assistance in voting their shares are encouraged to contact MacKenzie Partners by email at proxy@mackenziepartners.com or by phone at 800-322-2885 or at 212-929-5500.

A copy of the proxy materials filed with the U.S. Securities and Exchange Commission can be accessed online at www.sec.gov and can be viewed in their entirety on the Company’s website at http://www.frischs.com/investor_relations/investor_relations.aspx?cat=6.

About Frisch's Restaurants, Inc.

Frisch's is a regional company that operates full service family-style restaurants under the name "Frisch's Big Boy." All Frisch's Big Boy restaurants are currently located in various regions of Ohio, Kentucky and Indiana. The Company owns the trademark "Frisch's" and has exclusive, irrevocable ownership of the rights to the "Big Boy" trademark, trade name and service marks in the states of ·· Kentucky and Indiana, and in most of Ohio and Tennessee. All of the Frisch's Big Boy restaurants also offer "drive-thru" service. The Company also licenses Big Boy restaurants to other operators, currently in certain parts of Ohio, Kentucky and Indiana.

About NRD Partners I, L.P.

NRD Partners I, L.P. (NRD) is a private equity fund founded by Aziz Hashim to fill a commonly perceived gap in franchise equity investing. NRD seeks to acquire brands that offer superior products and compelling unit economics and help them grow to their fullest potential through NRD's expanding network of franchisee investors. For more information, please visit www.nrdcapital.com.

Cautionary Statement Concerning Forward Looking Statements

Statements in this press release that are not descriptions of historical facts may be “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as “may”, “will”, “expect”, “plan”, “anticipate”, “believe”, or “project”, or the negative of those words or other comparable words. Any forward-looking statements included in this communication are made as of the date hereof only, based on information available to Frisch’s Restaurants, Inc. as of the date hereof, and subject to applicable law to the contrary. Frisch’s Restaurants, Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause Frisch’s Restaurants, Inc.’s actual results to differ materially from those suggested by the projected information in such forward-looking statements. Such risks and uncertainties include, among others: any conditions imposed on the parties in connection with the consummation of the merger transactions described herein; adoption of the Merger Agreement by Frisch’s Restaurants, Inc.’s shareholders (or the failure to obtain such adoption); the ability to obtain regulatory approvals of the merger and the other transactions contemplated by the Merger Agreement on the proposed terms and schedule; Frisch’s Restaurants, Inc.’s ability to maintain relationships with customers, employees or suppliers following the announcement of the merger agreement and the transactions contemplated thereby; the ability of third parties to fulfill their obligations relating to the proposed transactions, including providing financing under current financial market conditions; the ability of the parties to satisfy the conditions to closing of the proposed transactions; the risk that the merger and the other transactions contemplated by the Merger Agreement may not be completed in the time frame expected by the parties or at all; and the risks that are described from time to time in Frisch’s Restaurants, Inc.’s reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended June 2, 2014, filed with the Securities and Exchange Commission on August 7, 2004, in other of Frisch’s Restaurants, Inc.’s filings with the Securities and Exchange Commission from time to time, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and on general industry and economic conditions. Readers are cautioned not to place undue reliance on the forward-looking statements.

INVESTOR CONTACT:

Mark Lanning

Vice President-Finance and CFO

(513) 559-5200

Investor.relations@frischs.com

MEDIA CONTACTS:
Tom Becker	Angela Pruitt
(212) 573-6100	(212) 573-6100
Tom_Becker@sitrick.com	Angela_Pruitt@sitrick.com